Exhibit 4.3

[FACE OF SECURITY]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF.  EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

NOVAMED, INC.

CUSIP: 66986WAA6	No. 1

ISIN: US66986WAA62

1.0% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE JUNE 15, 2012

NovaMed, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of Seventy-Five Million dollars ($75,000,000) on June 15, 2012 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the reverse of this Note.

This Note is convertible as specified on the reverse of this Note.  Additional provisions of this Note are set forth on the reverse of this Note.

[SIGNATURE PAGE FOLLOWS]

F-1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NOVAMED, INC.

By:	/s/ Thomas S. Hall
Name: Thomas S. Hall
Title: President and Chief Executive Officer

Trustee’s Certificate of Authentication

This is one of the Notes referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Thomas Popovics
Authorized Signatory

F-2

[REVERSE OF SECURITY]

NOVAMED, INC.

1.0% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE JUNE 15, 2012

1.                                       INTEREST AMOUNTS

NovaMed, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), shall pay interest at a rate of 1.0% per annum, on the principal amount of this Note, semi-annually in arrears on June 15 and December 15 of each year  (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing December 15, 2007.

Interest on this Note shall be paid to the Holder of such Note at 5:00 p.m. (New York City time) on the Business Day before the Interest Payment Date.

Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or purchase of this Note by the Company at the option of the Holder, interest shall cease to accrue on this Note.  Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

2.                                       METHOD OF PAYMENT

Payments of the principal of and interest on this Note shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

3.                                       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, LaSalle Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder.

4.                                       INDENTURE

This Note is one of a duly authorized issue of Securities of the Company designated as its 1.0% Convertible Senior Subordinated Notes due June 15, 2012 (the “Notes”), issued under an Indenture (the “Base Indenture”), dated as of June 27, 2007, between Company and the Trustee, as supplemented by the First Supplemental Indenture thereto (the “First Supplemental Indenture” and together with the Base Indenture, as they may be further amended and supplemented pursuant to the terms thereof, the “Indenture”), dated as of June 27, 2007, between Company and the Trustee.  Terms used in this Note without definition have the meaning given them in the Indenture.  The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.  This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.  The Indenture does not limit other debt of the Company, secured or unsecured.

5.                                       PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Fundamental Change (as defined in Section 3.01(a) of the First Supplemental Indenture), at a purchase price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest up to, but excluding, the Fundamental Change Purchase Date (as defined in Section 3.01(a) of the First Supplemental Indenture), payable in Cash.  The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m. (New York City time) on the Business Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.                                       CONVERSION

The Holder of this Note may convert the principal amount hereof such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock, if any, subject to the conditions set forth in Section 4.01 of the First Supplemental Indenture; provided, however, that, if this Note is submitted for purchase upon a Fundamental Change, the conversion right shall terminate at 5:00 p.m. (New York City time) on the Business Day immediately preceding the Fundamental Change Purchase Date for such Note (unless such submission is validly withdrawn or the Company shall default in making the Fundamental Change Purchase Price payment when due, in which case the conversion right shall terminate at 5:00 p.m. (New York City time) on the date such default is cured and such Note is purchased).

The initial Conversion Price is $6.371 per share, subject to adjustment under the circumstances provided in the Indenture.  No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and shall pay an amount in Cash equal to the remainder multiplied by the Volume Weighted Average Price of the Common Stock on the last Trading Day of the Conversion Period.

To convert this Note, a Holder must deliver the Note by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures, accompanied by payment of any tax or duty, in accordance with Section 4.04 of the First Supplemental Indenture, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Note.

A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

A Note in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.                                       SUBORDINATION

This Note is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness of the Company.  This Note in all respects ranks pari passu with, or senior to, all other Indebtedness of the Company.  By accepting a Note, each Holder agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to acknowledge such subordination provisions and give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8.                                       DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.                                       PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

10.                                 UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Trustee for payment.

11.                                 AMENDMENT, SUPPLEMENT AND WAIVER

Subject to the exceptions set forth in the Indenture, the Notes and the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, correct any defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.                                 SUCCESSOR ENTITY

When a Successor Company assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor company (except in the circumstances specified in the Indenture) shall be released from those obligations.

13.                                 DEFAULTS

Under the Indenture, Events of Default include (i) default by the Company in any payment of any installment of interest on any Note when the same becomes due and payable, if such default continues for a period of 30 days; (ii) default by the Company in the payment of any installment of principal of any Note when the same becomes due and payable at its stated maturity, upon declaration of acceleration, notice of option to elect repayment or otherwise; (iii) failure by the Company to comply with any of its covenants in the Notes or the Indenture (other than those referred to in clause (i) or (ii) above) and continuance of such failure for 60 days after the notice specified below; (iv) default in the payment or acceleration of the payment of any Indebtedness of the Company or any Significant Subsidiary in a principal amount exceeding $5,000,000, which default or acceleration is not cured or rescinded after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (v) default in the payment by the Company or any Significant Subsidiary of one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $5,000,000, which judgment is not paid, discharged or stayed within 60 days; (vi) the occurrence of events of bankruptcy or insolvency with respect to the Company that are set forth in the Indenture;  (vii) default by the Company in the payment of Cash or shares of Common Stock (if any) upon conversion of any Note (including any Additional Shares) when the same becomes due and payable; (viii) default by the Company in the payment of the purchase price of any Note when the same becomes due and payable; and (ix) failure by the Company to provide on a timely basis written notice of a Fundamental Change as required by Section 3.01(b) of the First Supplemental Indenture.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.

14.                                 TRUSTEE DEALINGS WITH THE COMPANY

Subject to any applicable limitations imposed by the TIA, LaSalle Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.                                 NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

16.                                 AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually or by facsimile signs the certificate of authentication on the face of this Note.

17.                                 ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are used herein as so defined.

18.                                 CUSIP OR ISIN NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                                 INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to: NovaMed, Inc., 980 North Michigan Avenue, Suite 1620 Chicago, Illinois 60611, Attention: Chief Legal Officer.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, redemptions, repurchases or conversions of a part of this Note, which is a Global Security, have been made:

Principal Amount of this Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Note	Amount of Increase in Principal Amount of this Note